UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

COWEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

599 Lexington Avenue

New York, NY 10022

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 562-1010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	COWN	The Nasdaq Global Market
7.75% Senior Notes due 2033	COWNL	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

2021 Amendment No.1 to Credit Agreement

Effective December 15, 2021 (the “First Amendment Effective Date”), Cowen Inc. (the “Company”), the Guarantors (as defined below), Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (the “Agent”) and the incremental term loan lenders, entered into an amendment (the “Amendment”) to the Company’s existing credit agreement (as amended by the Amendment, the “Amended Credit Agreement”), dated as of March 24, 2021, among the Company, as borrower, the financial institutions from time to time party thereto, as lenders, and the Agent, pursuant to which the Company obtained incremental term loans in an aggregate principal amount of $150,000,000 (the “Incremental Term Loans”), fungible with the existing tranche of term loans in the original principal amount of $300,000,000 (the “Initial Term Loans” and, together with the Incremental Term Loans, the “Term Loans”).

The Incremental Term Loans will have terms and conditions identical to the Initial Term Loans. This includes but is not limited to the following:

•	amounts outstanding under the Amended Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves) plus a margin of 3.25% or an alternate base rate plus a margin of 2.25%

•	the Term Loans under the Amended Credit Agreement amortize at a rate of 1.00% per annum

•	the Term Loans under the Amended Credit Agreement are subject to mandatory prepayments consisting of (a) a percentage (ranging from 0% to 50%, depending on the Company’s first lien leverage ratio) of the Company’s annual excess cash flow on an annual basis (commencing with respect to the fiscal year ending December 31, 2022), (b) a percentage (ranging from 0% to 100%, depending on the Company’s first lien leverage ratio) of the net cash proceeds of certain asset sales, casualty or condemnation events, subject to customary reinvestment rights, and (c) the proceeds of certain incurrences of indebtedness

At any time, subject to prior written notice, the Company may prepay Term Loans in whole or in part, subject to the payment of LIBOR breakage fees, if any, and in the case of certain prepayment occurring within the six month period following the First Amendment Effective Date, the 1.00% premium.

The obligations of the Company under the Amended Credit Agreement continue to be guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (excluding its broker-dealer subsidiaries) (the “Guarantors”) and secured by substantially all of the assets of the Company and the Guarantors, subject in each case to certain customary exceptions.

Proceeds from the Incremental Term Loans may be used for (i) general corporate purposes of the Company and its subsidiaries, (ii) the cash portion of the consideration of any acquisition or other investment permitted under the Amended Credit Agreement and (iii) any other purpose not prohibited by the terms of the loan documents (including for the payment of fees, commissions, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable in connection with the transactions contemplated by the Amendment).

The description of the Amendment contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and the Amended Credit Agreement, a copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit
10.1	Amendment No.1 to Credit Agreement, dated as of December 15, 2021, among Cowen Inc. as borrower, the Loan Guarantors party thereto, Morgan Stanley Senior Funding, Inc. as administrative agent and each 2021 Incremental Term loan Lender.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: December 21, 2021	By:	/s/ Owen Littman
	Name:	Owen Littman
	Title:	General Counsel